UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.            )

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NeuroBo Pharmaceuticals, Inc.

(Name of Registrant as Specified In Its Charter)
N/A

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June 15, 2021

Dear Stockholder:

You are cordially invited to attend the 2021 Annual Meeting of Stockholders of NeuroBo Pharmaceuticals, Inc. to be held at the Courtyard by Marriott Rockville, 2500 Research Blvd., Rockville, Maryland 20850, on Friday, July 9, 2021 at 10:00 a.m. Eastern time.

We invite you to attend the Annual Meeting and request that you vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may vote by proxy, via the Internet, or by mail by following the instructions provided on the proxy card, and we encourage you to vote before the Annual Meeting.

The enclosed Notice of 2021 Annual Meeting of Stockholders and the Proxy Statement contain details of the business to be conducted at the Annual Meeting and information you should consider when you vote your shares.

At the Annual Meeting, the agenda includes: (1) to elect three Class II directors, each to serve three-year terms until the 2024 annual meeting of stockholders and until the election and qualification of his or her successor, or such director’s earlier death, resignation, or removal and (2) to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021. The Board of Directors unanimously recommends that you vote FOR the election of each director nominee and FOR the ratification of the appointment of BDO USA, LLP. Your vote is important.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to promptly vote by submitting your proxy via the Internet at the address listed on the proxy card or by signing, dating, and returning the enclosed proxy card in the enclosed envelope.

Sincerely,
/s/ DR. RICHARD KANG

Dr. Richard Kang
President and Chief Executive Officer

NeuroBo Pharmaceuticals, Inc.

200 Berkeley Street, 19th Floor

Boston, Massachusetts, 02116

NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS

To Be Held July 9, 2021

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the 2021 Annual Meeting of Stockholders of NeuroBo Pharmaceuticals, Inc. will be held at the Courtyard by Marriott Rockville, 2500 Research Blvd., Rockville, Maryland 20850, on Friday, July 9, 2021 at 10:00 a.m. Eastern time.

We are holding the meeting for the following purposes, which are more fully described in the accompanying proxy statement:

1.	To elect three Class II directors, each to serve three-year terms until the 2024 annual meeting of stockholders and until the election and qualification of his or her successor, or such director’s earlier death, resignation, or removal.
2.	To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

In addition, stockholders may be asked to consider and vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on June 11, 2021 are entitled to notice of, and to vote at, the meeting and any adjournments thereof. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relating to the meeting during ordinary business hours at our headquarters.

Your vote as a NeuroBo Pharmaceuticals, Inc. stockholder is very important. Each share of stock that you own represents one vote.

For questions regarding your stock ownership, you may contact Dr. Richard Kang at (857) 702-9600 or via email at info@neurobopharma.com or, if you are a registered holder, our transfer agent, Computershare, Inc., by email through their website at https://www-us.computershare.com/Investor/Contact or by phone at (800) 736-3001.

Whether or not you expect to attend the meeting, we encourage you to read the proxy statement and vote through the Internet, or request, sign and return your proxy card as soon as possible, so that your shares may be represented at the meeting. For specific instructions on how to vote your shares, please refer to the section entitled “Voting Instructions; Voting of Proxies” in the proxy statement.

By Order of the Board of Directors
/s/ DR. RICHARD KANG

Dr. Richard Kang
President and Chief Executive Officer

Boston, Massachusetts

June 15, 2021

NEUROBO PHARMACEUTICALS, INC.

PROXY STATEMENT FOR 2021 ANNUAL MEETING OF STOCKHOLDERS

NeuroBo Pharmaceuticals, Inc.

200 Berkeley Street, 19th Floor

Boston, Massachusetts, 02116

PROXY STATEMENT FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION ABOUT THE MEETING

Our Board of Directors (the “Board”) solicits your proxy on our behalf for the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) and at any postponement or adjournment of the Annual Meeting for the purposes set forth in this Proxy Statement and the accompanying Notice of 2021 Annual Meeting of Stockholders (the “Notice”). The Annual Meeting will be held at the Courtyard by Marriott Rockville, 2500 Research Blvd., Rockville, Maryland 20850, on Friday, July 9, 2021 at 10:00 a.m. Eastern time.

This Proxy Statement is first being sent to stockholders on or about June 15, 2021.

References in this Proxy Statement to “we,” “us,” “the Company” and “our” refer to NeuroBo Pharmaceuticals, Inc.

Purpose of the Meeting

At the meeting, stockholders will act upon the proposals described in this proxy statement. In addition, we will consider any other matters that are properly presented for a vote at the meeting. We are not aware of any other matters to be submitted for consideration at the meeting. If any other matters are properly presented for a vote at the meeting, the persons named in the proxy, who are officers of the Company, have the authority in their discretion to vote the shares represented by the proxy.

Record Date; Quorum

Only holders of record of common stock at the close of business on June 11, 2021 (the “Record Date”) will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, 22,285,492 shares of common stock were outstanding and entitled to vote.

The holders of a majority of the outstanding shares of stock entitled to vote at the meeting as of the Record Date must be present, in person, by remote communication, if applicable, or by proxy duly authorized at the meeting in order to hold the meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the meeting if you are present and vote in person at the meeting or if you have properly submitted a proxy.

GENERAL PROXY INFORMATION

Voting Rights; Required Vote

Each holder of shares of common stock is entitled to one vote for each share of common stock held as of the close of business on the Record Date. You may vote all shares owned by you at such date, including (1) shares held directly in your name as the stockholder of record and (2) shares held for you as the beneficial owner in street name through a broker, bank, trustee or other nominee. Appraisal rights are not applicable to any of the matters being voted on.

Stockholder of Record: Shares Registered in Your Name. If, on the Record Date, your shares were registered directly in your name with our transfer agent, Computershare, Inc., then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the meeting, or vote in advance through the Internet or by mail.

Beneficial Owner: Shares Registered in the Name of a Broker or Nominee. If, on the Record Date, your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your broker on how to vote the shares held in your account, and your broker has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. Because the brokerage firm, bank or other nominee that holds your shares is the stockholder of record, if you wish to attend the meeting and vote your shares you must obtain a valid proxy from the firm that holds your shares giving you the right to vote the shares at the meeting. Please refer to the section entitled “Voting Instructions; Voting of Proxies” below.

Votes Required to Adopt Proposals. Each director will be elected by a plurality of the votes of shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. This means that the three individuals nominated for election to the Board at the Annual Meeting receiving the highest number of “FOR” votes will be elected. You may either vote “FOR” all or any of the nominees or “WITHHOLD” your vote with respect to all or any of the nominees. You may not cumulate votes in the election of directors. Approval of the ratification of the appointment of our independent registered public accounting firm will be obtained if the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote at the Annual Meeting vote “FOR” the proposal.

A proxy submitted by a stockholder may indicate that the shares represented by the proxy are not being voted (stockholder withholding) with respect to a particular matter. In addition, a broker may not be permitted to vote on shares held in street name on a particular matter in the absence of instructions from the beneficial owner of the stock (broker non-vote).

Abstain votes and proxies containing broker non-votes are counted for purposes of establishing a quorum, but are not counted in the election of directors and therefore have no effect on the election. In the vote on the other proposals to be considered at the Annual Meeting, abstentions and broker non-votes are counted for purposes of establishing a quorum, but will not affect the outcome of the vote. A broker non-vote occurs when a broker or other nominee submits a proxy card with respect to shares of common stock held in a fiduciary capacity (typically referred to as being held in “street name”), but declines to vote on a particular matter because the broker or nominee has not received voting instructions from the beneficial owner or the persons entitled to vote those shares and for which the broker or nominee does not have discretionary voting power under rules applicable to broker-dealers.

Recommendations of the Board on Each of the Proposals Scheduled to be Voted on at the Annual Meeting

The Board of Directors recommends that you vote FOR the election of each of the Class II directors named in this proxy statement (Proposal 1) and FOR the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021 (Proposal 2).

Voting Instructions; Voting of Proxies

If you are a stockholder of record, you may:

●	Vote in person—we will provide a ballot to stockholders who attend the Annual Meeting and wish to vote in person. Submitting a proxy will not prevent a stockholder from attending the Annual Meeting, revoking their earlier submitted proxy, and voting in person.
●	Vote through the Internet—you may vote through the Internet. To vote by Internet, you will need to use a control number provided to you in the materials with this proxy statement and follow the additional steps when prompted. The steps have been designed to authenticate your identity, allow you to give voting instructions, and confirm that those instructions have been recorded properly.
●	Vote by mail—complete, sign and date the accompanying proxy card and return it as soon as possible before the Annual Meeting in the envelope provided. If the postage-paid envelope is missing, please mail your completed proxy card to the attention of our Secretary, NeuroBo Pharmaceuticals, Inc., 200 Berkeley Street, 19th Floor, Boston, Massachusetts, 02116.

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions from that organization, rather than from the Company. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote on the Internet as instructed by your broker or bank. To vote online during the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent as described above. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy card.

Votes submitted through the Internet must be received by 11:59 p.m., Eastern Time, on July 8, 2021. Submitting your proxy, whether through the Internet or by mail, will not prevent a stockholder from attending the Annual Meeting, revoking their earlier-submitted proxy, and voting in person. If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct it on how to vote your shares. You may either vote “FOR” all or any of the nominees to the Board, or you may withhold your vote from any nominee you specify. For Proposal 2, you may vote “FOR” or “AGAINST” or “ABSTAIN” from voting. Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure that your vote is counted.

All proxies will be voted in accordance with the instructions specified on the proxy card. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the Annual Meeting, your shares will be voted in accordance with the recommendations of our Board stated above.

If you do not vote and you hold your shares in street name, and your broker does not have discretionary power to vote your shares, your shares may constitute “broker non-votes” (as described above).

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please complete, sign and return each proxy card to ensure that all of your shares are voted.

Expenses of Soliciting Proxies

We will pay the expenses associated with soliciting proxies. Following the original distribution and mailing of the solicitation materials, we or our agents may solicit proxies by mail, electronic mail, telephone, facsimile, by other similar means, or in person. Our directors, officers and other employees, without additional compensation, may solicit proxies personally or in writing, by telephone, e-mail or otherwise. Following the original distribution and mailing of the solicitation materials, we will request brokers, custodians, nominees and other record holders to forward copies of those materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, we, upon the request of the record holders, will reimburse such holders for their reasonable expenses.

Revocability of Proxies

A stockholder of record who has given a proxy may revoke it at any time before the closing of the polls by the inspector of elections at the meeting by:

●	delivering to our Secretary (by any means, including facsimile) a written notice stating that the proxy is revoked;
●	signing and delivering a proxy bearing a later date;
●	voting again through the Internet; or
●	attending and voting at the Annual Meeting (although attendance at the meeting will not, by itself, revoke a proxy).

Please note, however, that if your shares are held of record by a brokerage firm, bank or other nominee and you wish to revoke a proxy, you must contact that firm to revoke or change any prior voting instructions.

Voting Results

Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting. The preliminary voting results will be announced at the Annual Meeting and posted on our website at http://ir.neurobopharma.com. The final results will be tallied by the inspector of elections and disclosed in a current report on Form 8-K, which we intend to file with the Securities and Exchange Commission (the “SEC”) within four business days of the Annual Meeting.

Implications of Being an “Emerging Growth Company”

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements. These reduced reporting requirements include reduced disclosure about the Company’s executive compensation arrangements and no requirement to have non-binding advisory votes on executive compensation. We will remain an emerging growth company until the earlier of (1) December 31, 2021, (2) the last day of the fiscal year (a) in which we have total annual gross revenue of at least $1.07 billion, or (b) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (3) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

CORPORATE GOVERNANCE STANDARDS AND DIRECTOR INDEPENDENCE

We are committed to good corporate governance practices. These practices provide an important framework within which our Board and management pursue our strategic objectives for the benefit of our stockholders.

Corporate Governance Guidelines

Our Board has adopted Corporate Governance Guidelines that set forth expectations for directors, director independence standards, Board committee structure and functions and other policies for the governance of the Company. Our Corporate Governance Guidelines are available without charge on the investor relations section of our website at http://ir.neurobopharma.com under “Investors & News—Corporate Governance—Highlights”.

Board Leadership Structure

Our Board is currently chaired by Douglas J. Swirsky, who has authority, among other things, to call and preside over meetings of our Board, to set meeting agendas and to determine materials to be distributed to the Board and, accordingly, has substantial ability to shape the work of the Board.

The positions of our chairman of the Board and Chief Executive Officer are presently separated. Separating these positions allows our Chief Executive Officer, Richard Kang, to focus on our day-to-day business, while allowing Mr. Swirsky to lead the Board.

Role of the Board in Risk Oversight

One of the key functions of our Board is informed oversight of our risk management process. Our Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. This risk management process allows our Board to play an active role in understanding and overseeing the management of risks that our Company faces and ensures that management has the framework and processes in place to effectively and adequately monitor and manage these risks. In particular, our Board is responsible for monitoring and assessing strategic risk exposure and our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee also monitors compliance with legal and regulatory requirements. Our nominating and corporate governance committee monitors the effectiveness of our corporate governance practices, including whether they are successful in preventing illegal or improper liability-creating conduct. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Director Independence

Our common stock is listed on the Nasdaq Capital Market (“Nasdaq”). Under the rules of Nasdaq, independent directors must comprise a majority of a listed company’s Board. In addition, the rules of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Under the rules of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Additionally, compensation committee members must not have a relationship with us that is material to the director’s ability to be independent from management in connection with the duties of a compensation committee member.

Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board of directors committee: (i) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries; or (ii) be an affiliated person of the listed company or any of its subsidiaries.

Our Board has undertaken a review of the independence of each director and considered whether each director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our Board affirmatively determined that Na Yeon (Irene) Kim, Jason Groves, Jeong Gyun Oh, Michael Salsbury and Douglas J. Swirsky are “independent directors” as defined under the applicable rules and regulations of the SEC and the listing requirements and rules of Nasdaq. Our Board also affirmatively determined that former directors Tae Heum (Ted) Jeong and Steven Gullans, Ph.D. were “independent directors” as defined under the applicable rules and regulations of the SEC and the listing requirements and rules of Nasdaq while they were directors. Our Board has affirmatively determined that Hyung Heon Kim and Andrew Koven will be “independent directors” as defined under the applicable rules and regulations of the SEC and the listing requirements and rules of Nasdaq if they are elected as directors of the Board at the Annual Meeting. The Board determined that Richard Kang, our Chief Executive Officer and President, and Akash Bakshi, our Senior Vice President, Chief Operating Officer, are not independent. In making this determination, our Board considered the current and prior relationships that each non-employee director has with us and all other facts and circumstances that our Board deemed relevant in determining each non-employee director’s independence, including the participation by our non-employee directors, or their affiliates, in certain financing transactions by the Company and the beneficial ownership of our common stock by each non-employee director. See “Certain Relationships and Related-Party Transactions” and “Security Ownership of Certain Beneficial Owners and Management.”

Committees of Our Board

Our Board has established an audit committee, a compensation committee and a nominating and corporate governance committee, each of which has the composition and responsibilities described below. Members serve on these committees until their resignation or until otherwise determined by our Board.

Copies of the charters for the audit, compensation and nominating and corporate governance committees are available without charge on the investor relations section of our website at http://ir.neurobopharma.com under “Investors & News—Corporate Governance—Highlights”.

Audit Committee

Our audit committee is comprised of Mr. Groves, Mr. Oh and Mr. Swirsky, with Mr. Swirsky serving as chair of the committee. Each member of our audit committee meets the requirements for independence under the current Nasdaq and SEC rules and regulations and is financially literate. Our audit committee is directly responsible for, among other things:

●	our accounting and financial reporting processes, including our financial statement audits and the integrity of our financial statements;
●	our compliance with legal and regulatory requirements;
●	the qualifications, independence and performance of our independent auditors; and
●	the preparation of the audit committee report to be included in our annual proxy statement.

The responsibilities and activities of the audit committee are described further in its charter.

Compensation Committee

Our compensation committee is currently comprised of Mr. Groves, Mr. Oh and Mr. Swirsky, with Mr. Oh serving as chair of the committee. Each member of our compensation committee meets the requirements for independence under the current Nasdaq and SEC rules and regulations. Our compensation committee is responsible for, among other things:

●	evaluating, recommending, approving and reviewing executive officer and director compensation arrangements, plans, policies and programs;
●	administering our cash-based and equity-based compensation plans; and
●	making recommendations to our Board regarding any other Board responsibilities relating to executive compensation.

The executive officer compensation program is substantially based on decisions made by the compensation committee, in consultation with certain members of management. Compensation determinations for the executive officers are made based on historical practice, Company and individual performance and benchmarking compensation of similar positions at peer group companies.

The compensation committee may form and delegate its authority to subcommittees as appropriate. The responsibilities and activities of the compensation committee are described further in its charter.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee is comprised of Mr. Groves, Mr. Oh and Mr. Swirsky, with Mr. Swirsky serving as chair of the committee. Each member of our nominating and corporate governance committee meets the requirements for independence under the current Nasdaq and SEC rules and regulations. Our nominating and corporate governance committee is responsible for, among other things:

●	identifying, considering and recommending candidates for membership on our Board;
●	overseeing the process of evaluating the performance of our Board; and
●	advising our Board on other corporate governance matters.

The responsibilities and activities of the nominating and corporate governance committee are described further in its charter.

Code of Business Conduct and Ethics

Our Board has adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive officers. We intend to disclose future amendments to certain provisions of our code of business conduct and ethics, or waivers of these provisions, on our website. The full text of our code of conduct is posted on the investor relations section of our website at http://ir.neurobopharma.com under “Investors & News—Corporate Governance—Highlights”.

Board and Committee Meetings and Attendance

The Board and its committees meet regularly throughout the year and also hold special meetings. During 2020, the Board held 16 meetings; the audit committee held four meetings; and neither the compensation committee nor the nominating and corporate governance committee held any meetings, in each case, including telephonic meetings. The Board and its committees also act by written consent from time to time. During 2020, none of the directors serving at such times attended fewer than 75% of the aggregate of the total number of meetings held by the Board during his or her tenure and the total number of meetings held by all committees of the Board on which such director served during his or her tenure.

Board Attendance at Annual Stockholders’ Meeting

Directors are requested to attend the Annual Meeting, either in person or telephonically. One director attended the 2020 Annual Meeting.

Communication with Directors

Stockholders and interested parties who wish to communicate with our Board, non-management members of our Board as a group, a committee of the Board or a specific member of our Board (including our Chairman) may do so by letters addressed to the attention of our Secretary, NeuroBo Pharmaceuticals, Inc., 200 Berkeley Street, 19th Floor, Boston, Massachusetts, 02116.

All communications by letter addressed to the attention of our Secretary will be reviewed by the Secretary and provided to the members of the Board unless such communications are unsolicited items, sales materials and other routine items and items unrelated to the duties and responsibilities of the Board.

Considerations in Evaluating Director Nominees

The nominating and corporate governance committee reviews and makes recommendations to the Board, from time to time, regarding the appropriate skills and characteristics required of Board members in the context of the current make-up of the Board, the operations of the Company and the long-term interests of stockholders. See “Proposal No. 1, Election of Class II Directors”. The committee does not have a specific diversity policy underlying its nomination process, although it seeks to ensure the Board includes directors with diverse backgrounds, qualifications, skills and experience relevant to the Company’s business.

In the case of an incumbent director whose term of office is set to expire, the nominating and corporate governance committee considers such director’s overall service to the Company during his or her term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such director’s independence. Generally, the committee will re-nominate incumbent directors who continue to satisfy the committee’s criteria for membership on the Board, continue to make important contributions to the Board and consent to continue their service on the Board.

If a vacancy on the Board occurs or the Board increases in size, the nominating and corporate governance committee will actively seek individuals that satisfy the committee’s criteria for membership on the Board, and the committee may rely on multiple sources for identifying and evaluating potential nominees, including referrals from our current directors and management. The Board may engage search firms or other third parties in connection with identifying and evaluating Board nominee candidates.

Stockholder Recommendations for Nominations to the Board of Directors

The nominating and corporate governance committee will consider properly submitted stockholder recommendations for candidates for our Board who meet the minimum qualifications as described above so long as such recommendations are sent on a timely basis and are otherwise in accordance with our Third Amended and Restated Certificate of Incorporation, our Second Amended and Restated Bylaws and applicable law. A stockholder of record can nominate a candidate for election to the Board by complying with the procedures in Article III, Section 5 of our Second Amended and Restated Bylaws and applicable law. Any eligible stockholder who wishes to submit a nomination should review the requirements in the Second Amended and Restated Bylaws on nominations by stockholders. Any nomination should be sent in writing to our Secretary, NeuroBo Pharmaceuticals, Inc., 200 Berkeley Street, 19th Floor, Boston, Massachusetts, 02116.

See “Additional Information—Stockholder Proposals to be Presented at Next Annual Meeting” for additional information. The committee will evaluate nominees recommended by stockholders against the same criteria that it uses to evaluate other nominees.

On March 18, 2021, Dong-A ST Co., Ltd. (“Dong-A ST”) and The E&Healthcare Investment Fund II (“Fund II”), The E&Healthcare Investment Fund No. 6 (“Fund 6”) and The E&Healthcare Investment Fund No. 7 (“Fund 7” and, together with Fund II and Fund 6, the “E&H Funds”) notified the Company of their intent to nominate Jason Groves, Hyung Heon Kim and Andrew Koven for election as Class II directors of the Company at the Annual Meeting. Dong-A ST and the E&H Funds beneficially owned shares of the Company’s common stock outstanding as of the Record Date as set forth below under “Security Ownership of Certain Beneficial Owners and Management.” The nominating and corporate governance committee recommended the nominations of Mr. Groves, Mr. Kim and Mr. Koven for election as Class II directors of the Company at the Annual Meeting. Based on the recommendation of the nominating and corporate governance committee of our Board, our Board has nominated Mr. Groves, Mr. Kim and Mr. Koven for election as Class II directors of the Company at the Annual Meeting, as set forth in “Proposal No. 1, Election of Class II Directors.”

Employee, Officer, and Director Hedging

We do not have a hedging policy for our employees, officers, and directors at this time.

PROPOSAL NO. 1

ELECTION OF CLASS II DIRECTORS

Our Board of Directors is divided into three classes. Members of each class serve staggered three-year terms. Directors in Class II will stand for election at this meeting. The terms of office of directors in Class I and Class III do not expire until the annual meetings of stockholders to be held in 2023 and 2022, respectively. Our Board currently consists of seven members. Neither Akash Bakshi nor Jeong Gyun Oh, each Class II directors, will stand for re-election at the Annual Meeting. Based on the recommendation of the nominating and corporate governance committee of our Board, our Board has nominated Jason Groves, Hyung Heon Kim and Andrew Koven for election as Class II directors to serve for three-year terms ending at the 2024 annual meeting or until their successors are elected and qualified. The Board has re-nominated Jason Groves as a continuing director and has nominated Mr. Kim and Mr. Koven as new nominees.

Mr. Groves, a current member of our Board, and each of the new director nominees have consented to serve if elected. If any of them should become unavailable, the Board may designate a substitute nominee. In that case, the proxy holder named as proxy in the accompanying proxy card will vote for the Board’s substitute nominee and make appropriate disclosures. Alternatively, the Board may leave the position vacant.

Each director will be elected by a plurality of the votes present in person or represented by proxy at the meeting and entitled to vote. This means that the three individuals nominated for election to the Board at the Annual Meeting receiving the highest number of “FOR” votes will be elected. You may either vote “FOR” all or any of the nominees or “WITHHOLD” your vote with respect to all or any of the nominees. You may not cumulate votes in the election of directors. Shares represented by proxies will be voted “FOR” the election of each of the Class II nominees, unless the proxy is marked to withhold authority to so vote. If any nominee is unable or unwilling to serve at the time of the Annual Meeting, the persons named as proxies may vote for a substitute nominee chosen by the present Board. In the alternative, the proxies may vote only for the remaining nominees, leaving a vacancy on the Board. The Board may fill such vacancy at a later date or reduce the size of the Board. We have no reason to believe that any of the nominees will be unwilling or unable to serve if elected as a director. Additional information regarding the directors and director nominees of the Company is set forth below.

Nominees to the Board of Directors

The nominees of the Company are as follows:

NAME	AGE	TITLE	CLASS
Mr. Groves(1)	49	Director	Class II
Mr. Kim	45	Director Nominee	Class II
Mr. Koven	63	Director Nominee	Class II

(1)	Member of the audit committee, the nominating and corporate governance committee and the compensation committee.

Mr. Jason L. Groves, Esq. has served a member of our Board since December 2019. He is the Executive Vice President and General Counsel of Medifast, Inc. (NYSE: MED), a publicly held leading manufacturer and distributor of clinically-proven, healthy-living products and programs. He has served in this position since November 2011, and as Corporate Secretary since June 2015. Preceding and during his current position, Mr. Groves was a Medifast, Inc. director from 2009 to 2015, serving on the Audit Committee from 2009 to 2011. Mr. Groves was Assistant Vice President of Government Affairs for Verizon Maryland from 2003 until 2011, after having joined Verizon in 2001. A United States Army veteran, Mr. Groves was a direct-commissioned Judge Advocate in the United States Army Judge Advocate General’s (JAG) Corps. As a JAG officer, he practiced law and had the distinction of prosecuting criminal cases in the District Court of Maryland as a Special Assistant United States Attorney. Mr. Groves recently completed nine years with the Anne Arundel Medical Center Board of Trustees, chairing their international captive insurance company board for eight years. Mr. Groves received his Bachelor of Science degree, cum laude, in Hospitality Management from Bethune-Cookman University, and obtained his Juris Doctor from North Carolina Central University School of Law. Our Board believes that Mr. Groves’ experience serving as an independent director, audit committee member and general counsel of a large corporation and assisting with the initial international introduction of such corporation’s products qualify him to serve as a director.

Mr. Hyung Heon Kim is a nominee to serve on our Board. Mr. Kim is the General Counsel and a Vice President of Dong-A ST and Dong-A Socio Group, a Korean-based group of companies mainly engaged in the research, development, production and sale of pharmaceuticals, medical devices and APIs. Mr. Kim has served as General Counsel of Dong-A ST since January 2018 and as a Vice President of Dong-A ST since December 2020. Mr. Kim previously served as Executive Director of Dong-A ST from January 2018 through December 2020. Prior to his roles with Dong-A ST, Mr. Kim was Head of International Legal Affairs for Dong-A Socio Holdings Co., Ltd., a Korean-based holdings company for the Dong-A Socio group of companies from 2012 to 2018. Since April 2021, Mr. Kim has served as a director of AnaPath Services GmbH, a private Swiss-based provider of scientific research and development services, and STP America Research Corp, a private New Jersey-based research and development company. Prior to joining Dong-A Socio Group, Mr. Kim served as legal counsel to SK Energy Co., Ltd. and SK Innovation Co., Ltd. from 2008 to 2011. Mr. Kim received his Bachelor of Law degree from Soongshil University in Korea, and obtained his Juris Doctor from Washington University School of Law. Our Board believes that Mr. Kim’s experiences gained as General Counsel and Head of International Legal Affairs to an established pharmaceutical group of companies qualify him to serve as a director.

On March 9, 2021, Dong-A ST entered into a Voting Agreement with the E&H Funds (the “Voting Agreement”). Pursuant to the terms of the Voting Agreement and subject to the terms and conditions thereof, each of the E&H Funds and Dong-A ST agreed, among other things, to vote the shares of common stock of the Company owned by the E&H Funds and Dong-A ST together with any other shares of common stock of the Company that become beneficially owned by the E&H Funds and Dong-A ST in favor of the other party’s nominees subject to the terms therein. On March 18, 2021, Dong-A ST and the E&H Funds provided proper notice to the Company in accordance with the Company’s Second Amended and Restated Bylaws of their nomination of Mr. Groves, Mr. Kim and Mr. Koven for election as Class II directors of the Company at the Annual Meeting, as described under “Corporate Governance Standards and Director Independence—Stockholder Recommendations for Nominations to the Board of Directors” above and as set forth in Proposal No. 1. Dong-A ST beneficially owned 12.9% of the Company’s common stock outstanding as of the Record Date, as disclosed below under “Security Ownership of Certain Beneficial Owners and Management.”

Andrew I. Koven is a nominee to serve on our Board. Mr. Koven is the Lead Independent Director of Kala Pharmaceuticals, Inc., a public biopharmaceutical company focused on the discovery, development and commercialization of innovative therapies for diseases of the eye. He has served as the Lead Independent Director of Kala Pharmaceuticals, Inc. since December 2018 and as a member of the Kala board of directors since September 2017. Mr. Koven was, until his retirement in January 2019, the President and Chief Business Officer of Aralez Pharmaceuticals Inc., or Aralez, a public specialty pharmaceutical company, and served in that role with the company’s predecessor, Pozen Inc., commencing in June 2015. Prior to joining Pozen, Mr. Koven served as Executive Vice President, Chief Administrative Officer and General Counsel of Auxilium Pharmaceuticals Inc., a public specialty biopharmaceutical company, from February 2012 until January 2015, when it was acquired by Endo International plc. Mr. Koven served as President and Chief Administrative Officer and a member of the board of directors of Neurologix, Inc., a company focused on the development of multiple innovative gene therapy development programs, from September 2011 to November 2011. Before Neurologix, Mr. Koven served as Executive Vice President and Chief Administrative and Legal Officer of Inspire Pharmaceuticals, Inc., a public specialty pharmaceutical company, from July 2010 until May 2011 when it was acquired by Merck & Co., Inc. Previously, Mr. Koven served as Executive Vice President, General Counsel and Corporate Secretary of Sepracor Inc. (now Sunovion), a public specialty pharmaceutical company, from March 2007 until February 2010 when it was acquired by Dainippon Sumitomo Pharma Co., Ltd. Prior to joining Sepracor, Mr. Koven served as Executive Vice President, General Counsel and Corporate Secretary of Kos Pharmaceuticals, Inc., a public specialty pharmaceutical company, from August 2003 until its acquisition by Abbott Laboratories (now AbbVie) in December 2006. Mr. Koven began his career in the pharmaceutical industry first as an Assistant General Counsel and then as Associate General Counsel at Warner-Lambert Company from 1993 to 2000, followed by his role as Senior Vice President and General Counsel at Lavipharm Corporation from 2000 to 2003. From 1986 to 1992 he was a corporate associate at Cahill, Gordon & Reindel in New York. From 1992 to 1993 he served as Counsel, Corporate and Investment Division, at The Equitable Life Assurance Society of the U.S.

Mr. Koven holds a Master of Laws (LL.M.) Degree from Columbia University School of Law and a Bachelor of Laws (LL.B.) Degree and Bachelor of Arts Degree in Political Science from Dalhousie University. Our Board believes that Mr. Koven’s extensive experience in the pharmaceutical industry qualifies him to serve as a director.

Mr. Koven is party to a nomination agreement with Dong-A ST, pursuant to which Dong-A ST has agreed to indemnify Mr. Koven for any losses incurred in connection with his nomination to the Board.

Continuing Directors

The directors who are serving for terms that end following the 2021 annual meeting are as follows:

NAME	AGE	TITLE	CLASS
Na Yeon (Irene) Kim	45	Director	Class I
Douglas Swirsky(1)	51	Chair of the Board of Directors	Class I
Dr. Richard Kang	49	President, Chief Executive Officer, Interim Chief Financial Officer, Secretary, Treasurer and Director	Class III
Michael Salsbury(2)	71	Director	Class III

(1)	Chair of the audit committee and member of the compensation committee and the nominating and corporate governance committee.
(2)	Chair of the nominating and corporate governance committee.

Ms. Na Yeon (“Irene”) Kim has served as a member of our Board since December 2019 and served as the Chair of our Board from December 2019 to January 2021. Prior to December 2019, she had served on the Board of the private entity formerly known as NeuroBo Pharmaceuticals, Inc. (“Private NeuroBo”) since April 2018. Ms. Kim also currently serves as the Chief Executive Officer of E&Investment, Inc. (“E&I”), a South Korean venture capital firm specializing in investments in life sciences companies, a position she has held since March 2018. From October 2015 until March 2018, Ms. Kim was a Representative Director for The SEED Investment Co., Ltd. (formerly known as OST Investment Co., Ltd.), a South Korean investment and fund manager specializing in investments in life sciences companies, and from January 2015 until December 2017, Ms. Kim served as member of the board of directors of Macrogen, Inc., a South Korean, publicly-traded biotechnology company specializing in precision medicine and biotechnology. Ms. Kim also served as an officer of AJUIB Investment, Inc., a venture capital firm headquartered in South Korea specializing in investments in life-science companies from August 2014 until September 2015. Ms. Kim focuses on investment opportunities in a number of industries, particularly in the field of BioPharma, and has more than 15 years of accumulated experience of investment in private equity/venture capital markets. As an investor representative, Ms. Kim has successfully managed more than $400 million in private equity and venture capital funds. Ms. Kim holds an M.S. and B.S. in biomolecular engineering, as well as an M.B.A. from Yonsei University in Korea. Our Board believes that Ms. Kim’s specialized knowledge in building values in life sciences companies and her extensive investment management experience qualify her to serve as a director.

On March 9, 2021, Dong-A ST entered into a Voting Agreement with the E&H Funds, which are managed by E&Investment, Inc. Pursuant to the terms of the Voting Agreement and subject to the terms and conditions thereof, each of the E&H Funds and Dong-A ST agreed, among other things, to vote the shares of common stock of the Company owned by the E&H Funds and Dong-A ST together with any other shares of common stock of the Company that become beneficially owned by the E&H Funds and Dong-A ST in favor of the other party’s nominees subject to the terms therein. On March 18, 2021, Dong-A ST and the E&H Funds provided proper notice to the Company in accordance with our Second Amended and Restated Bylaws of their nomination of Mr. Groves, Mr. Kim and Mr. Koven for election as Class II directors of the Company at the Annual Meeting, as described under “Corporate Governance Standards and Director Independence—Stockholder Recommendations for Nominations to the Board of Directors” above and as set forth in Proposal No. 1. E&I beneficially owned 32.9% of the Company’s common stock outstanding as of the Record Date, as disclosed below under “Security Ownership of Certain Beneficial Owners and Management.”

Mr. Douglas J. Swirsky has served as a member of our Board since September 2020 and as Chair of our Board since January 2021. He has served as the Chief Financial Officer of AavantiBio, Inc., a gene therapy company focused on transforming the lives of patients with rare genetic diseases, since February 2021 and held various other positions with the company between March 2020 and February 2021. He previously served as President and Chief Executive Officer and a director of a publicly traded pharmaceutical company, Rexahn Pharmaceuticals, Inc. (NASDAQ: REXN), from November 2018 until November 2020, when Rexahn merged with Ocuphire Pharma, Inc. He served as Rexahn’s President, Chief Financial Officer, and Corporate Secretary from January 2018 to November 2018. Prior to joining Rexahn, Mr. Swirsky was President, CEO and a director of GenVec, Inc., a publicly traded biotechnology company, a position he held from 2013 through the sale of the company in 2017. He joined GenVec in 2006 as Chief Financial Officer. Prior to joining GenVec, Mr. Swirsky was a Managing Director and the Head of Life Sciences Investment Banking at Stifel Nicolaus from 2005 to 2006 and held investment banking positions at Legg Mason from 2002 until Stifel Financial’s acquisition of the Legg Mason Capital Markets business in 2005. Mr. Swirsky also previously held investment banking positions at UBS, PaineWebber and Morgan Stanley. Mr. Swirsky currently serves as the Chairman of the Board of Cellectar Biosciences, Inc., a publicly traded clinical stage biopharmaceutical company. Within the last five years, Mr. Swirsky also served on the boards of directors of then-publicly traded life sciences companies Pernix Therapeutics Holdings, Inc. and Fibrocell Science, Inc. Mr. Swirsky is a certified public accountant and a CFA® charterholder. He has been recognized as NACD Directorship Certified™ by the National Association of Corporate Directors. He received his B.S. in Business Administration from Boston University and his M.B.A. from the Kellogg School of Management at Northwestern University. Our Board believes that Mr. Swirsky’s experience serving as President and Chief Executive Officer and a director of a publicly traded pharmaceutical company, Rexahn, qualifies him to serve as a director.

Dr. Richard Kang has served a member of our Board since December 2019. He has served as our President, Chief Executive Officer, Interim Chief Financial Officer, Secretary and Treasurer, effective January 1, 2020. Previously, he served as an officer of NeoImmuneTech, Inc., a biotechnology company developing T cell-centered novel immunotherapeutics, from May 2014 to December 2019, most recently as Co-President and Chief Executive Officer and a member of the board of directors. Dr. Kang held various officer positions at Private NeuroBo, including as President and Chief Operating Officer from September 2017 through February 2019, and also served on Private NeuroBo’s board of directors from July 2017 to February 2019. He was reappointed to Private NeuroBo’s board of directors in December 2019. Dr. Kang also served as President and Chief Executive Officer of JK BioPharma Solutions, Inc. from January 2013 to February 2019. Dr. Kang received a Ph.D. in Molecular Plant Pathology from The University of Edinburgh, an M.S. in Plant Molecular Genetics from Seoul National University and a B.S. in Horticultural Science from Seoul National University. Our Board believes that Dr. Kang’s business experience, executive officer positions at the Company and prior experience as Private NeuroBo’s former President, Chief Operating Officer and director qualifies him to serve as a director.

Mr. Michael Salsbury has served a member of our Board since December 2019. He has served as Counsel to Verisma Systems, Inc., a provider of cloud-based automated disclosure management systems, since September 2017. From February 2013 to July 2017, he served as Secretary and General Counsel to Best Doctors, Inc., a provider of expert medical opinions. Mr. Salsbury has more than 25 years’ experience as a senior executive with public and private companies and private law practice. Mr. Salsbury received a J.D. and M.B.A. from University of Virginia and a B.A. from Dartmouth College. Our Board believes that Mr. Salsbury’s legal expertise and his experience serving as general counsel and secretary of a Fortune 100 corporation qualifies him to serve as a director.

There are no familial relationships among any of our directors, director nominees and executive officers.

Bankruptcies

Mr. Koven was, until his retirement on January 30, 2019, the President and Chief Business Officer of Aralez and served in that role with the company’s predecessor, Pozen Inc., commencing on June 1, 2015. On August 10, 2018, Aralez and its affiliates each filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code.

In September 2011, Mr. Koven was appointed President and Chief Administrative Officer and a member of the board of directors of Neurologix, Inc. Mr. Koven resigned from Neurologix, Inc. in November 2011, primarily due to the company’s inability to raise sufficient capital to continue its operations (including its inability to compensate Mr. Koven for his services). Neurologix, Inc. filed for protection under Chapter 7 of the U.S. Bankruptcy Code on March 16, 2012.

Non-Employee Director Compensation

Our non-employee directors receive a mix of cash and share-based compensation intended to encourage non-employee directors to continue to serve on our Board, further align the interests of the directors and stockholders, and attract new non-employee directors with outstanding qualifications. Directors who are employees or officers of the Company do not receive any additional compensation for Board service.

From January 1, 2020 through June 30, 2020, the following compensation schedule was in place for non-employee directors:

●	Option to purchase 60,000 shares, vested monthly over 36 months upon election as a director;
●	Annual cash compensation of $20,000 per year; and
●	$20,000 per year for service on a committee, irrespective of the number of committees.

Effective July 1, 2020 and continuing through December 31, 2020 and thereafter, the Board adopted the following compensation schedule for non-employee directors:

●	Option to purchase 60,000 shares, vested monthly over 36 months upon election as a director;
●	Annual cash compensation of $20,000 per year;
●	$20,000 per year for service on a committee, irrespective of the number of committees;
●	$20,000 additional per year for service for each of the Chair of the Nomination Committee and the Compensation Committee; and
●	$40,000 per year additional for service for each of the Chair of the Audit Committee and the Management Committee.

The following table provides compensation information for the fiscal year ended December 31, 2020 for each non-employee member of our Board.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)	Total ($)
Ms. Na Yeon (Irene) Kim	$70,000	$335,197	405,197
Jeong Gyun Oh	$40,000	$335,197	375,197
Jason Groves	$40,000	$335,197	375,197
Michael Salsbury	$50,000	$335,197	385,197
Tae Heum (Ted) Jeong(2)	$60,000	$335,197	395,197
Dr. Steven Gullans(3)	$23,333	$335,197	358,530
Douglas Swirsky(4)	$13,333	$234,513	247,846

(1)	Options were granted under the 2019 Equity Incentive Plan (“2019 Plan”) to each of the Company’s non-employee directors in January 2020. Each option vests, subject to continuing service, in 36 equal monthly installments beginning on February 13, 2020, except with respect to Mr. Swirsky, whose options were granted on September 1, 2020, such that all such options will be fully vested on the third anniversary of the date of grant. The amounts reported reflect the aggregate grant date fair value of each option granted to the Company’s non-employee directors during the fiscal year ended December 31, 2020, as computed in accordance with ASC 718. As of December 31, 2020, each of Ms. Kim, Mr. Oh, Mr. Groves, Mr. Salsbury, Mr. Jeong and Mr. Swirsky held 60,000 outstanding stock option awards and Dr. Gullans held 11,667 outstanding stock option awards.
(2)	Tae Heum (Ted) Jeong resigned from the Board effective as of January 9, 2021.
(3)	Dr. Gullans resigned from the Board effective as of August 30, 2020.
(4)	Mr. Swirsky was appointed to the Board effective as of September 1, 2020.

Other Director Compensation

Mr. Bakshi was appointed as a director and as the Company’s Chief Operating Officer and Senior Vice President on December 31, 2020, following the effective time of the Company’s acquisition of ANA, and received no compensation from the Company for services as a director for the fiscal year ended December 31, 2020, as shown in the table below:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	Total ($)
Akash Bakshi	—	—	—

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINATED CLASS II DIRECTORS.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed BDO USA, LLP as the independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2021. Effective December 31, 2019, the Audit Committee approved the dismissal of Ernst & Young LLP (“E&Y”) as the Company’s independent registered public accounting firm and appointed BDO USA, LLP as the Company’s independent registered public accounting firm.

As further described in our current report on Form 8-K filed with the SEC on December 31, 2019 (the “Closing 8-K”), on December 30, 2019, the Company, formerly known as Gemphire Therapeutics Inc., completed its business combination with the private entity formerly known as NeuroBo Pharmaceuticals, Inc. (referred to herein as Private NeuroBo) (the “Merger”).

As a result of the Merger, Private NeuroBo became a wholly-owned subsidiary of the Company. For accounting purposes, the Merger is treated as a reverse acquisition and, as such, the historical financial statements of the accounting acquirer, Private NeuroBo, became the historical financial statements of the Company.

The financial statements of the Company as of and for the year ended December 31, 2018 were audited by E&Y. In a reverse acquisition, a change of accountants is presumed to have occurred unless the same accountant audited the pre-merger financial statements of both the legal acquirer and the accounting acquirer, and such change is generally presumed to occur on the date the reverse acquisition is completed. The financial statements of the Company as of and for the years ended December 31, 2019 and December 31, 2020 were audited by BDO USA, LLP, and not by E&Y.

At the Annual Meeting, the stockholders are being asked to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021. Our audit committee is submitting the selection of BDO USA, LLP to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. If this proposal does not receive the affirmative approval of a majority of the votes cast on the proposal, the audit committee would reconsider the appointment. Notwithstanding its selection and even if our stockholders ratify the selection, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the audit committee believes that such a change would be in our best interests and the interests of our stockholders.

Representatives of BDO USA, LLP are expected to be present at the Annual Meeting by remote communication. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Service Fees Paid to the Independent Registered Public Accounting Firms

The Audit Committee has considered the scope and fee arrangements for all services provided by BDO USA, LLP, taking into account whether the provision of non-audit-related services is compatible with maintaining BDO USA, LLP independence. The following table presents fees for professional audit services rendered by BDO USA, LLP for the audit of the annual financial statements for the years ended December 31, 2020 and 2019.

FEE CATEGORY	FISCAL YEAR 2020		FISCAL YEAR 2019
Audit fees		$536,191		$1,071,164
Audit-related fees	$		$
Tax fees	$		$
All other fees	$		$
Total fees		$536,191		$1,071,164

Audit fees consist of fees billed for services relating to the audit of our annual financial statement and review of our quarterly financial statements, services that are normally provided in connection with statutory and regulatory filings or engagements, comfort letters, reports on an issuer’s internal controls, and review of documents to be filed with the SEC (e.g. periodic filings, registration statements, and company responses to SEC comment letters).

Audit-related fees are related to other assurance and related services that are traditionally performed by an independent accountant such as employee benefit plan audits, due diligence related to mergers and acquisitions, accounting assistance and audits in connection with proposed or consummated acquisitions, attest services that are not required by statute or regulation, and consultations concerning proposed accounting and reporting standards.

Tax fees relate to permissible services for technical tax advice related to federal and state income tax matters.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our audit committee generally pre-approves all audit and permitted non-audit and tax services provided by the independent registered public accounting firm. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. Our audit committee may also pre-approve particular services on a case-by-case basis. All of the services relating to the fees described in the table above were approved by our audit committee.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 2.

REPORT OF THE AUDIT COMMITTEE

The information contained in the following report of the audit committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by us under the Exchange Act or the Securities Act unless and only to the extent that we specifically incorporate it by reference.

The audit committee has reviewed and discussed with our management and BDO USA, LLP our audited financial statements as of and for the year ended December 31, 2020. The audit committee has also discussed with BDO USA, LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (United States) and the U.S. Securities and Exchange Commission.

The audit committee has received and reviewed the written disclosures and the letter from BDO USA, LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with BDO USA, LLP its independence.

Based on the review and discussions referred to above, the audit committee recommended to our Board that the audited financial statements as of and for the year ended December 31, 2020 be included in our annual report on Form 10-K for the year ended December 31, 2020 for filing with the Securities and Exchange Commission.

Audit Committee
Douglas Swirsky (Chair)
Jeong Gyun Oh
Jason Groves

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our capital stock as of the Record Date, by:

●	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;
●	each of our named executive officers;
●	each of our directors; and
●	all of our current executive officers and directors as a group.

The table lists applicable percentage ownership based on 22,285,492 shares of common stock outstanding as of the Record Date. In addition, the rules include shares of our common stock issuable pursuant to the exercise of stock options and warrants that are either immediately exercisable or exercisable within 60 days of the Record Date. These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws. Except as otherwise noted below, the address for each person or entity listed in the table is c/o NeuroBo Pharmaceuticals, Inc., 200 Berkeley Street, 19th Floor, Boston, Massachusetts, 02116.

	SHARES BENEFICIALLY OWNED
NAME AND TITLE OF BENEFICIAL OWNER	NUMBER	PERCENT
Greater than 5% stockholders
JK BioPharma Solutions, Inc.(1)	1,817,842	8.2%
Dong-A ST Co., Ltd.(2)(3)	2,880,612	12.9%
E&Investment, Inc.(3)(4)	7,321,789	32.9%
Roy Lester Freeman(5)	1,456,160	6.5%
Directors, Director Nominees and Named Executive Officers
Dr. Richard Kang, President, Chief Executive Officer, Interim Chief Financial Officer, Secretary, Treasurer and Director	—	—
Na Yeon (Irene) Kim, Director(3)(6)	7,351,789	33.0%
Jeong Gyun Oh, Director(1)(6)	1,847,142	8.3%
Jason Groves, Director(6)	30,000	*
Michael Salsbury, Director(6)	30,000	*
Akash Bakshi, Director(6)	884,072	4.0%
Douglas J. Swirsky, Chair of the Board of Directors(7)	16,666	*
Hyung Heon Kim, Director Nominee	—	—
Andrew Koven, Director Nominee	—	—
Dr. Mark Versavel, former Chief Medical Officer	—	*
Nicola Shannon, former Vice President, Clinical Operations	—	—
All current executive officers, director nominees and directors as a group (7 persons, not including Dr. Mark Versavel and Nicola Shannon)(8)	10,159,669	45.6%

*            Represents beneficial ownership of less than one percent.

(1)	Based on the Company’s review of a filing made on a Schedule 13D on January 10, 2020 with the SEC. JK BioPharma Solutions, Inc. (“JK”) owns 1,817,842 shares of common stock. Mr. Oh may be deemed a beneficial owner of JK’s 1,817,842 shares due to the fact that Mr. Oh is one of two directors of JK. Mr. Oh’s beneficial ownership excludes (and he disclaims beneficial ownership of) 240,051 shares of common stock held by his spouse, Eun Soo Kang. The business address of Mr. Oh and the address of the principal executive offices of JK is 1 Research Court, Suite 370, Rockville, MD 20850.
(2)	Solely based on the Company’s review of a filing made on a Schedule 13D on March 11, 2021 with the SEC. Dong-A ST Co., Ltd. is a South Korean corporation. The address of Dong-A ST Co., Ltd. Is 64, Cheonho-daero, Dongdaemun-gu, Seoul, Republic of Korea.
(3)	On March 9, 2021, Dong-A ST entered into the Voting Agreement with the E&H Funds. Pursuant to the terms of the Voting Agreement and subject to the terms and conditions thereof, each of the E&H Funds and Dong-A ST agreed, among other things, to vote the shares of common stock of the Company owned by the E&H Funds and Dong-A ST together with any other shares of common stock of the Company that become beneficially owned by the E&H Funds and Dong-A ST in favor of the other party’s nominees subject to the terms therein.
(4)	Based on the Company’s review of a filing made on an amendment to a Schedule 13D on March 15, 2021 with the SEC. The amendment to the Schedule 13D was filed by the E&H Funds and E&I, and Na Yeon Kim. Fund II beneficially owns 4,335,800 shares of common stock, Fund 6 beneficially owns 1,121,190 shares of common stock, Fund 7 beneficially owns 1,864,799 shares of common stock. The Schedule 13D amendment further reports shared beneficial ownership by E&I and Ms. Kim of these 7,321,789 shares of Company common stock. The business address of Ms. Kim and the address of the principal office of the entity entities noted in this footnote is 16th floor, Yeoksam I-Tower, 326, Teheran-ro, Gangnam-gu, Seoul, Republic of Korea 06211.
(5)	Solely based on the Company’s review of a filing made on a Schedule 13G on February 13, 2020 with the SEC. The address of Mr. Freeman is 200 Berkeley Street, 19th Floor, Boston, Massachusetts, 02116.
(6)	Each Director of the Company (other than Dr. Kang, Mr. Bakshi and Mr. Swirsky) was issued a stock option to purchase 60,000 shares of common stock on January 13, 2020. 26,666 shares underlying the option are vested as of the Record Date and an additional 3,334 shares underlying the option will become vested within 60 days of the Record Date, subject to continued service with the Company.
(7)	Represents shares underlying outstanding stock options that are vested or will become vested within 60 days of the Record Date.
(8)	Includes 136,666 shares of common stock that can be acquired upon the exercise of options.

EXECUTIVE OFFICERS

The following table provides information regarding our executive officers as of the Record Date:

NAME	AGE	POSITION(S)
Dr. Richard Kang	49	President, Chief Executive Officer, Interim Chief Financial Officer, Secretary, Treasurer and Director
Akash Bakshi	33	Senior Vice President, Chief Operating Officer and Director

See “Proposal No. 1—Election of Class I Directors” for biographical and other information regarding Dr. Richard Kang.

Mr. Akash Bakshi was appointed as a director to our Board and also as our Chief Operating Officer and Senior Vice President in connection with the Company’s acquisition of ANA on December 31, 2020 and has served as a member of our Board since then. Mr. Bakshi served as Chief Executive Officer and a director of ANA, a Silicon Valley-based start-up developing a proprietary niclosamide formulation as a widely accessible antiviral treatment for patients with COVID-19, and has served in these roles since ANA’s inception in March 2020. Mr. Bakshi also serves as CEO and director of YourChoice, a biotech start-up since its inception in May 2018. Prior to joining YourChoice Therapeutics, Mr. Bakshi was an Assistant Director of Technology Analysis at UC Berkley’s Office of Intellectual Property and Industry Research Alliances, a role he began in May 2015 and served until February 2019. Mr. Bakshi received his B.S. in Biochemistry from UC San Diego in 2010 and his Masters of Science from the University of Queensland in 2011.

EXECUTIVE COMPENSATION

Executive Officer Compensation

The following tables and accompanying narrative disclosure discuss the compensation awarded to, earned by, or paid to:

●	Dr. Richard Kang, our President, Chief Executive Officer, Interim Chief Financial Officer, Secretary and Treasurer;
●	Dr. Mark Versavel, our former Chief Medical Officer; and
●	Nicola Shannon, our former Vice President, Clinical Operations.

We refer to these three executive officers as the “named executive officers.”

Summary Compensation Table for 2020

The following table presents summary information regarding the total compensation for services rendered in all capacities that was earned by our named executive officers during the fiscal years ended December 31, 2020 and 2019.

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)(4)	BONUS ($)	TOTAL ($)
Richard Kang(1)	2020	302,308	125,000	427,308
President, Chief Executive Officer, Interim Chief Financial Officer, Secretary and Treasurer	2019	—	—	—
Dr. Mark Versavel(2)	2020	357,000	—	357,000
Former Chief Medical Officer	2019	—	—	—
Nicola Shannon(3)	2020	281,750	52,500	334,250
Former Vice President, Clinical Operations	2019	—	66,250	66,250

(1)	Dr. Kang was appointed as our President, Chief Executive Officer, Interim Chief Financial Officer, Secretary and Treasurer on December 31, 2019 and received no compensation from the Company during the fiscal year ended December 31, 2019.
(2)	Dr. Versavel was appointed as our Chief Medical Officer on December 31, 2019 and received no compensation from the Company during the fiscal year ended December 31, 2019. Pursuant to the terms of the consulting agreement between the Company and vZenium LLC, a company owned and managed entirely by Dr. Versavel, the Company provided notice of non-renewal of the consulting agreement, and, consequently, the term of the consulting agreement expired on January 1, 2021.
(3)	Ms. Shannon was appointed as our Vice President, Clinical Operations, on December 31, 2019 and received no compensation from the Company during the fiscal year ended December 31, 2019. On January 11, 2021, Ms. Shannon resigned as the Company’s Vice President of Clinical Operations effective January 22, 2021. Ms. Shannon’s bonus for the fiscal year ended December 31, 2020 was paid in connection with her resignation from the Company and releases that she provided to the Company in connection therewith.
(4)	Amounts shown in this column for Dr. Versavel represent fees paid to vZenium LLC pursuant to the consulting agreement between the Company and vZenium LLC.

Agreements with Our Named Executive Officers

We have entered into written agreements with each of our currently employed named executive officers.

Dr. Richard Kang

On February 11, 2020, we entered into an Employment Agreement with Dr. Kang, our President and Chief Executive Officer, which was given retroactive effect to January 1, 2020 (the “CEO Employment Agreement”). The CEO Employment Agreement provides for the at-will employment of Dr. Kang as our President and Chief Executive Officer, at a base salary of $300,000 per year. Dr. Kang will be eligible to receive annual bonus compensation with an annual target bonus opportunity of 50% of his base salary, starting with the 2020 fiscal year. Dr. Kang received annual bonus compensation of $125,000 for the year ended December 31, 2020. Dr. Kang will also be eligible to receive an annual stock option grant and to participate in our employee benefit plans that are in effect for similarly-situated employees.

Pursuant to the terms of the CEO Employment Agreement, if Dr. Kang is terminated for any reason, including by us for cause or by Dr. Kang for any reason other than for good reason, Dr. Kang will be eligible to receive any (i) earned or accrued base salary and paid time off through the last day of his employment, (ii) any unreimbursed business expenses incurred through the last day of his employment and (iii) any vested benefits due to Dr. Kang under any Company benefit plan.

In addition, the CEO Employment Agreement provides that if we terminate Dr. Kang’s employment without cause, or if Dr. Kang terminates his employment for good reason, he will be entitled to the following, subject to obtaining from him a general release of claims: (i) severance payments for four months at his then-current base salary payable in accordance with our current payroll practices, (ii) an amount equal to his then-current target bonus prorated through the last day of his employment and payable within 60 days of his last day of employment, (iii) full acceleration of vesting for all stock options as of the last day of his employment and (iv) coverage under the Company’s group health plans for the twelve-month period immediately following the date of his termination for Dr. Kang and his eligible dependents at the same level and at the same cost had Dr. Kang not been terminated.

If Dr. Kang’s employment is terminated due to his disability or death, he or his estate, as applicable, will also be entitled to receive any earned, but unpaid, annual bonus for the fiscal year ending immediately prior to the fiscal year of his termination for death or disability. In the event of a termination due to disability, Dr. Kang will also be entitled to receive any benefits under an applicable long-term disability plan, program or policy.

Under the CEO Employment Agreement, Dr. Kang will also be subject to confidentiality and protection of intellectual property provisions and noncompetition provisions and non-solicitation provisions during his employment and the 12 months thereafter.

Dr. Mark Versavel

We entered into a consulting agreement with vZenium LLC, a Massachusetts limited liability company owned and managed entirely by Dr. Versavel, effective January 1, 2020 (the “Consulting Agreement”). Pursuant to the Consulting Agreement, Dr. Versavel agreed to provide certain professional services, including services as our Chief Medical Officer, for approximately 139 hours per month in exchange for cash compensation of $29,750 per month payable in arrears on the last business day of the month.

Dr. Versavel was also eligible to receive reimbursement for certain out of pocket costs approved in advance by the Company. The Consulting Agreement was to continue on a month to month basis unless and until the death or disability of Dr. Versavel, the date Dr. Versavel ceases to be the sole owner of vZenium LLC, the date it is terminated for cause or until January 1, 2021, provided we and vZenium LLC had not previously agreed to extend the term. The Consulting Agreement was terminable upon the mutual agreement of the parties or upon 10 days’ written notice by either party.

The Consulting Agreement contains non-solicitation provisions applicable during the term and for the one-year period following termination and provisions requiring that intellectual property relating to or resulting from the services provided by Dr. Versavel are the exclusive property of the Company or its affiliates. Dr. Versavel was not eligible to participate in any Company health, life, disability or any insurance plan or retirement plan offered by the Company to its employees.

Pursuant to the terms of the Consulting Agreement, the Company provided notice of non-renewal of the consulting agreement, and, consequently, the term of the Consulting Agreement expired on January 1, 2021.

Nicola Shannon

We entered into an offer letter with Nicola Shannon, effective January 1, 2020. The offer letter provided for the at-will employment of Ms. Shannon as our Vice President of Clinical Operations, reporting to our Chief Medical Officer, at a base salary of $280,000 per year. Ms. Shannon was eligible to receive annual bonus compensation with an annual target bonus opportunity of 25% of her base salary, starting with the 2020 fiscal year. Ms. Shannon was also eligible to participate in our employee benefit plans that were in effect for similarly-situated employees. Ms. Shannon is also subject to confidentiality and protection of intellectual property provisions. Additionally, we granted to Ms. Shannon a discretionary bonus award for the fiscal year ended December 31, 2019 in the amount of $66,250, which was due and payable on or before February 28, 2020.

On January 11, 2021, Nicola Shannon resigned as the Company’s Vice President of Clinical Operations effective January 22, 2021.

Outstanding Equity Awards at Fiscal Year-End 2020

We granted no options or other equity awards to our executive officers in 2020.

On December 30, 2019, the Company, formerly known as Gemphire Therapeutics Inc., completed its business combination with the private entity formerly known as NeuroBo Pharmaceuticals, Inc. (referred to herein as Private NeuroBo), in accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated as of July 24, 2019, as amended on October 29, 2019 (the “Merger Agreement”), by and among the Company, Private NeuroBo and GR Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), pursuant to which, among other matters, Merger Sub merged with and into Private NeuroBo, with Private NeuroBo continuing as a wholly owned subsidiary of the Company and the surviving corporation of the Merger. The outstanding stock option awards noted below were granted under the NeuroBo Pharmaceuticals, Inc. 2018 Stock Plan (the “NeuroBo 2018 Plan”) and were converted from Private NeuroBo options into Company options at the effective time of the Merger.

The following table sets forth information regarding outstanding stock options held by our named executive officers as of December 31, 2020:

NAME	GRANT DATE (1)	VESTING COMMENCEMENT DATE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS EXERCISABLE (#)		NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS UNEXERCISABLE (#)		OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE
Dr. Mark Versavel,	January 28, 2019	January 28, 2019	68,596	(2)	228,620	(2)	0.63	January 28, 2029
Former Chief Medical Officer	January 31, 2019	January 31, 2019	45,724		—		0.63	January 31, 2029

(1)	All of the outstanding stock option awards were granted under the NeuroBo 2018 Plan.
(2)	Subject to continued service: (a) 80,017 shares underlying the options shall become vested shares upon certain milestones in relation to the Company’s Phase III U.S. NB-01-301 study; (b) 68,586 shares underlying the option shall become vested shares upon certain regulatory milestones related to the Company’s product candidate, NB-02; and (c) an additional 80,017 option shares shall become vested shares upon the occurrence of certain additional milestones related to the Company’s Phase III U.S. trial of NB-01-301. 17,147 shares underlying the options became vested shares on January 28, 2019; and an additional 8,573 of shares underlying the options became vested shares on each of February 1, 2019, May 1, 2019, August 1, 2019, November 1, 2019, February 1, 2020, and May 1, 2020.

Chief Executive Officer Pay Ratio

As an “emerging growth company” we are not required to provide information relating to the ratio of total compensation of our Chief Executive Officer to the median of the annual total compensation of all of our employees, as required by the Investor Protection and Securities Reform Act of 2010, which is part of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

The following includes a summary of transactions since January 1, 2019, to which we have been a party, in which the amount involved in the transaction exceeded the lesser of $120,000 or 1% of the average of the Company’s total assets at year end for the last two completed fiscal years, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change of control and other arrangements, which are described under “Proposal No. 1, Election of Class II Directors—Non-Employee Director Compensation” and “Executive Compensation.”

Manufacturing Agreement with Dong-A ST

On September 28, 2018, Private NeuroBo entered into a five year manufacturing and supply agreement with Dong-A ST for manufacturing and supply of NB-01 drug substance and placebos for the purpose of research and development to be used in Phase 3 clinical trials (the “Manufacturing Agreement”). As of March 31, 2021, Dong-A ST was the beneficial owner of more than 5% of our capital stock. Under the terms of the Manufacturing Agreement, Dong-A ST has agreed to produce for NeuroBo a specified number of tablets of the NB-01 drug substance and placebos at a supply price to be determined at the time of each individual order. In addition, prices were set for stability testing of the NB-01 drug substance and placebo. The Company recognized approximately $314,000 of product manufacturing related costs within research and development expenses for the year ended December 31, 2019 and did not recognize such expenses for the year ended December 31, 2020.

The Manufacturing Agreement will automatically terminate in the event that the license agreement with Dong-A ST is terminated for any reason. In addition, each of Dong-A ST and Private NeuroBo may terminate the Manufacturing Agreement (1) upon the material breach by the other party, if the breach is not cured within a specified number of days after receiving notice from the terminating party, or if the breach cannot reasonably be cured within such period and the breaching party has not started to remedy the breach within such period and diligently endeavored to cure the breach within a reasonable time thereafter, or (2) in the event that (i) the other party is the subject of a petition for bankruptcy, reorganization, or arrangement and the same is not dismissed within thirty days thereof, (ii) a receiver or trustee is appointed for all or a substantial portion of the assets of the other party, or (iii) the other party makes an assignment for the benefit of its creditors.

Convertible Promissory Note Financing

Prior to the Merger the following holders of more than 5% of Private NeuroBo’s capital stock and Private NeuroBo directors held convertible promissory notes issued by the Company in February 2018 (the “Convertible Notes”).

Related Party	Principal Amount of Convertible Notes Held as of the Merger
JK BioPharma Solutions, Inc.(1)	$200,000
Roy Freeman, M.D.(2)	$100,000
The E&Healthcare Investment Fund II(3)	$116,000
The E&Healthcare Investment Fund No. 6(3)	$32,000
The E&Healthcare Investment Fund No. 7(3)	$52,000

(1)	Jeong Gyun Oh, a NeuroBo director, is President and CEO of JK Biopharma Solutions, Inc. JK Biopharma Solutions, Inc. currently assists the Company with certain activities that are primarily related to linguistic translations. All work done to date has been done without compensation. However, Private NeuroBo issued a $32,000 payment to JK BioPharma Solutions, Inc. in February 2018 as reimbursement for payments made to Private NeuroBo vendors during late 2017 and early 2018.
(2)	Roy Freeman, M.D. is a co-founder and was a Private NeuroBo director at the time of the Convertible Note purchase.

(3)	E&I is the sole general partner of, and has voting power over the shares held by, each of the E&H Funds. Na Yeon (Irene) Kim, a NeuroBo director, is the Chief Executive Officer of E&I, and as such has voting and investment control over the shares held by E&I and its affiliated funds, including the E&H Funds.

The Convertible Notes were converted into shares of Private NeuroBo common stock in connection with the Merger.

Payment of Stockholder Legal Expenses

On December 30, 2019, the Board of the Company approved the payment or reimbursement of legal fees and costs incurred jointly and severally by certain stockholders of NeuroBo, including the E&H Funds, JK BioPharma Solutions, Inc. and Eun Soo Kang, in connection with the Merger and certain other matters directly related to the Company’s business that required resolution in connection with the closing of the Merger. The total amount of such legal fees and costs was $227,000 through December 31, 2020 and was accounted as Merger transaction costs. Each of Na Yeon (Irene) Kim and Jeong Gyun Oh is a member of our Board. Ms. Kim is the Chief Executive Officer of the sole general partner of each of the E&H Funds, and as such may be deemed to have an indirect interest in such matters. Mr. Oh is the President and Chief Executive Officer of JK BioPharma Solutions, Inc. and the spouse of Eun Soo Kang, and as such may be deemed to have an indirect interest in such matters.

ANA Merger and Lock-Up Agreements

As described above in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Merger with ANA”, on December 31, 2020, the Company acquired ANA pursuant to the 2020 Merger Agreement by and among NeuroBo, the First Merger Sub, the Second Merger Sub, ANA, and Akash Bakshi, solely in his capacity as the representative of the securityholders of ANA. Immediately prior to the 2020 Merger, Mr. Bakshi served as Chief Executive Officer and a director of ANA. In connection with the 2020 Merger, in respect of Mr. Bakshi’s capacity as a former ANA securityholder, (i) the Company issued 884,072 shares to Mr. Bakshi, which, based on the closing price as of the consummation of the 2020 Merger, were collectively worth $4,641,378.00 on such date; and (ii) Mr. Bakshi is also entitled to a pro rata portion of any milestone payments paid under the 2020 Merger Agreement, as described in more detail in “Merger with ANA” above.

Concurrently and in connection with the execution of the 2020 Merger Agreement, Mr. Bakshi, among other persons identified therein, entered into a lock-up agreement with the Company, pursuant to which Mr. Bakshi is subject to a lockup on the sale or transfer of shares of the Company’s common stock held by Mr. Bakshi at the closing of the 2020 Merger, including those shares issued in the 2020 Merger, for a period ending on the earlier of (i) 180 days after the closing date or (ii) approval of a certain milestone payment proposal (described further in the 2020 Merger Agreement) by the Company’s stockholders (the “Lock-Up Agreement”). Mr. Bakshi has served as a member of our Board and as our Chief Operating Officer and Senior Vice President since December 31, 2020.

Akash Bakshi Employment Agreement

Pursuant to an Employment Agreement between the Company and Mr. Bakshi (the “Employment Agreement”), effective as of the closing of the 2020 Merger, Mr. Bakshi has been appointed as Chief Operating Officer and Senior Vice President of the Company, reporting to Company’s Chief Executive Officer and Board of Directors. The Employment Agreement provides for cash compensation of $250,000 per year, plus an opportunity to earn an annual bonus based on the criteria set forth in the Company’s key performance indicators set by the Board. Mr. Bakshi will also be eligible to receive a grant of an option to purchase shares the Company’s stock, in an amount consistent with that granted in similarly situated executive officers. The Employment Agreement also includes standard benefits, as well as customary intellectual property assignment and confidentiality provisions that are customary in the Company’s industry.

If Mr. Bakshi’s employment is terminated by the Company without Cause or by Mr. Bakshi for Good Reason (as each term is defined in the Employment Agreement), Mr. Bakshi will be entitled to (a) six months’ base salary and (b) base salary and benefits accrued through the date of termination.

License Agreement with YourChoice

In connection with the Company’s acquisition of ANA, the Company assumed the YourChoice Agreement between ANA and YourChoice, effective as of the closing of the 2020 Merger. Pursuant to the YourChoice Agreement, YourChoice granted to ANA, during the term of the YourChoice Agreement, an exclusive, worldwide, fee-bearing license derived from the licensed intellectual property throughout the world. The fees due under the YourChoice Agreement include certain single-digit royalty payments and milestone payments in the aggregate of $19.5 million. The term of the YourChoice Agreement will expire on the expiration or invalidation of the last of the licensed patents under the YourChoice Agreement. Mr. Bakshi, a member of the Board, serves as Chief Executive Officer and director of YourChoice.

ADDITIONAL INFORMATION

Stockholder Proposals to be Presented at Next Annual Meeting

Requirements for Stockholder Proposals to be Brought Before an Annual Meeting. Our Second Amended and Restated Bylaws provide that for stockholder nominations to our Board or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to the Secretary at NeuroBo Pharmaceuticals, Inc., 200 Berkeley Street, 19th Floor, Boston, Massachusetts, 02116.

All proposals of stockholders that are intended to be presented by such stockholder at an annual meeting of stockholders must be in writing and notice must be delivered to the Secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting, except in the case that the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so received not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

To be timely for our company’s 2022 Annual Meeting of Stockholders, a stockholder’s notice must be delivered to or mailed and received by our Secretary at our principal executive offices not earlier than the close of business on March 11, 2022 and not later than the close of business on April 10, 2022. A stockholder’s notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by applicable law and our Second Amended and Restated Bylaws. In no event will the public announcement of an adjournment or a postponement of our annual meeting commence a new time period for the giving of a stockholder’s notice as provided above.

Stockholders are also advised to review our Second Amended and Restated Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials. Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2022 annual meeting of stockholders must be received by us not later than February 15, 2022 in order to be considered for inclusion in our proxy materials for that meeting. A stockholder’s notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by applicable law and our Second Amended and Restated Bylaws.

Available Information

We will mail without charge, upon written request, a copy of our annual report on Form 10-K for the year ended December 31, 2020, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to:

NeuroBo Pharmaceuticals, Inc.,

200 Berkeley Street, 19th Floor, Boston, Massachusetts, 02116

Attn: Secretary

The annual report on Form 10-K, and amendment no. 1 thereto, is also available at http://ir.neurobopharma.com under “Investors & News—Financial Information—Annual Reports”.

“Householding”—Stockholders Sharing the Same Address

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our annual report on Form 10-K and proxy materials unless the affected stockholder has provided other instructions. This procedure reduces printing costs and postage fees, and helps protect the environment as well.

We expect that a number of brokers with account holders who are our stockholders will be “householding” our annual report on Form 10-K and proxy materials. A single set of an annual report on Form 10-K and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting your broker.

Upon written or oral request, we will undertake to promptly deliver a separate copy of the annual report on Form 10-K and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the annual report on Form 10-K and other proxy materials now or in the future, you may write to NeuroBo Pharmaceuticals, Inc., 200 Berkeley Street, 19th Floor, Boston, Massachusetts, 02116, Attention: Dr. Richard Kang or via email at info@neurobopharma.com, or call at (800) 736-3001.

Any stockholders who share the same address and currently receive multiple copies of our annual report on Form 10-K and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about “householding” or our Director of Finance at the address or telephone number listed above.

OTHER MATTERS

Our Board does not presently intend to bring any other business before the meeting and, so far as is known to the Board, no matters are to be brought before the meeting except as specified in the notice of the meeting. As to any business that may arise and properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

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2021 Annual Meeting Admission Ticket 2021 Annual Meeting of NeuroBo Pharmaceuticals,Inc.Stockholders Friday,July 9, 2021,10:00 a.m.Eastern Time The Courtyard by Marriott Rockville 2500 Research Blvd.,Rockville,Maryland 20850 Upon arrival please present this admission ticket and photo identification at the registration desk. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement are available at:www.envisionreports.com/NRBO IF VOTING BY MAIL, SIGN,DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy - NeuroBo Pharmaceuticals, Inc. + Notice of 2021 Annual MeetirKJ of Stockholders Proxy Solicited by Board of Directors for AnnualMeeting -10:00 a.m. Eastern Time - July 9, 2021 Richard Kang. Douglas J.Swirsky, or any of them,each with the power of substitution,are hereby appointed as proxies and authorized to represent the undersigned and vote all of the shares of common stock of NeuroBo Pharmaceuticals, Inc. that the undersigned stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders of NeuroBo Pharmaceuticals, Inc. to be hedl on July 9,2021 at 10:00 a.m.Eastern Time and at any postponement or adjournment thereof,with all powers that the undersigned would possess if personally present, upon and in respect of the matters set forth,and as designated, on the reverse side of this ballot, with discretionary authority as to such other matters as may properly come before the annualmeeting and any adjournment or postponement thereof. This proxy, when properly executed,wli lbe voted in the manner directed herein.If no such diredions are indicated,this proxy willbe voted in accordance with the recommendations of the Boand of Directors. The proxy holders are authorized to vote in their discretion upon such other business as may properly come before the aooualmeeting or any postponement or adjournment thereof. (Items to be voted appear on reverse side) IINon-Voting Items Chanqe of Address-Please print new address below. Comments-Please print your comments below. Meeting Attendance Mark box to the rightif0 ..... .II..... . AnnualMeeting. you plan to attend the • +

26TE NeuroBo PHARMACEU TIC ALS Your vote matters - here's how to votel You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by 11:59 P.M.,Eastern Time,on July 8,2021. Online Go to -w.envisionreports.com/NRBO or scan the OR code-login details are located in the shaded bar below. Phone Call toll free 1·800·652-VOTE (8683) within the USA, US territories and Canada Save paper,time and money! SiQn up for electronic delivery at www.envisionreports.com/NRBO Using a black Ink pen. mark your votes with an X as shown in thexample. IX I Please do not write outside the designated areas. AnnualMeeting Proxy card ( ) IF VOTING BY MAIL. SIGN,DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. IIProposals - The Board of Directors recommends a vote FOR all nominees and FOR Proposal 2. + I. To eled three Class II directors, each to serve three-year terms until the 2024 annualmeetill(J of stockholders and until the election and quail fication of his or her successor, or such director's earlier death, resignation,or removal. For Withhold DO For Withhold DO For Withhold DO 01-Jason Groves 02 • Hyung Heon Kim 03 • Andrew Koven For Aoainst Abstain DOD 2.To ratify the appointment of BOO USA.LLP as our independent registered public accounting firm for the fiscal year ending December 31. 2021. Note:The proxies are authorized to vote in their discretion upon such other business as may properly come before the annualmeeting or any postponement or adjournment thereof. IJAuthorized SiQnatures-This section must be completed for your vote to be counted.-Date and SiQn Below Please sign exactly as name(s) appears hereon.Joint owners should each sign.When signing as attorney, executor,administrator, corporate officer, trustee,guardian, or custodian,please give full title. Date (mm/dd/yyyy) - Please print date below. Signature 1-Please keep signature within the box. Signature 2-Please keep signature within the box. II l.._l . + I I • 1 UP X